Execution Version
CORPORATE GUARANTY AND SECURITY AGREEMENT
This CORPORATE GUARANTY AND SECURITY AGREEMENT, dated as of December 4, 2020 (this “Guaranty”) is made by each of KATAPULT GROUP, INC., a Delaware corporation and KATAPULT HOLDINGS, INC., a Delaware corporation (collectively, “Guarantor”), in favor of MIDTOWN MADISON MANAGEMENT LLC, a Delaware limited liability company, in its capacity as administrative, payment and collateral agent for itself and each of the other financial institutions from time to party to the hereinafter defined Loan Agreement as Lenders (“Lenders”) (in such capacities, “Agent”) for the benefit of itself and each Lender.
W I T N E S S E T H :
WHEREAS, KATAPULT SPV-1 LLC, a Delaware limited liability company (“Borrower”) and Guarantor are party to that certain Loan and Security Agreement dated as of May 14, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time, the “Loan Agreement”; capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Loan Agreement) with Agent and Lenders, pursuant to which the Lenders have agreed, among other things, to make available to Borrower a senior secured revolving loan facility in the maximum principal amount of up to the Maximum Revolving Loan Amount and a senior secured term loan facility in the maximum principal amount of $50,000,000.00, subject to the terms and conditions set forth in the Loan Agreement; and
WHEREAS, Katapult Holdings, Inc. and Katapult Group, Inc. are either direct or indirect parents of Borrower and hereby acknowledge that they will benefit from the transactions contemplated by the Loan Agreement; and
WHEREAS, it is a condition precedent to the effectiveness of the Ninth Amendment that Guarantor shall have executed and delivered this Guaranty in favor of and for the benefit of Agent, for the benefit of itself and the Lenders;
NOW, THEREFORE, in consideration of the promises contained herein, and for good and valuable consideration, the sufficiency of which is hereby acknowledged, and to induce the Lenders to make the Advances to Borrower thereunder, Guarantor hereby agrees as follows:
SECTION 1.Guaranty.
(a) Guarantor hereby, unconditionally and irrevocably (i) guarantees to Agent, for the ratable benefit of the Lenders, the prompt and complete payment and performance when due (whether at stated maturity, by acceleration or otherwise) of all of the Obligations and (ii) agrees to pay all costs and expenses incurred by Agent (including, without limitation, the reasonable and documented fees and disbursements of external counsel and other professionals) in connection with (A) enforcing or defending its rights under or in respect of this Guaranty or any other Loan Document or (B) collecting the Obligations or otherwise administering this Guaranty (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C., 88 362(a)) (collectively, the “Guaranteed Obligations”).
(b) Subject to Section 5, Guarantor hereby agrees, in furtherance of the foregoing and not in limitation of any other right which Agent or any Lender may have at law or in equity against Guarantor by virtue hereof, that upon the failure of Borrower to pay any of the Guaranteed Obligations when and as the same shall become due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise (including amounts that would become due but for the operation of the automatic stay under Section 362(a) of the Bankruptcy Code, 11 U.S.C., 88 362(a)), Guarantor will upon demand pay, or cause to be paid, in cash, to Agent for the ratable benefit of Lenders, an amount equal to the sum of the unpaid principal amount of all Guaranteed Obligations then due as aforesaid, accrued and unpaid interest on such Guaranteed Obligations (including interest which, but for Borrower becoming the subject of a case under the Bankruptcy Code, would have accrued on such Guaranteed Obligations, whether or not a claim is allowed against Borrower for such interest in the related bankruptcy case) and all other Guaranteed Obligations then owed to Lenders as aforesaid. Guarantor hereby agrees that all payments hereunder will be paid to Agent without setoff, deduction or counterclaim at the office of Agent located at the address specified in Section 12.5 of the Loan Agreement in U.S. dollars and in immediately available funds.
SECTION 2.Guaranty Absolute. Guarantor guarantees that the Guaranteed Obligations will be paid strictly in accordance with the terms of the Loan Agreement, the Notes and the other Loan Documents regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of Agent or any Lender with respect thereto. Guarantor agrees that this Guaranty is a guaranty of payment and performance when due and not of collectability. This Guaranty is a primary obligation of Guarantor and not merely a contract of surety. The liability of Guarantor under this Guaranty shall be absolute, irrevocable and unconditional irrespective of:
(a) any lack of genuineness, validity, regularity or enforceability of the Loan Agreement or any other Loan Document;
(b) any lack of validity, regularity or enforceability of this Guaranty;
(c) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations, or any other amendment or waiver of or any consent to departure from the Loan Agreement, the Guaranty or any other Loan Document;
(d) any exchange, release or non-perfection of any security interest in any collateral, or any release or amendment or waiver of or consent to departure from any other guaranty, for all or any of the Obligations;
(e) the insolvency of Borrower or any Guarantor or any Indemnity Guarantor;
(f) any failure on the part of Agent or any other Person to exercise, or any delay in exercising, any right under the Loan Agreement or any other Loan Document; or
(g) any other circumstance which might otherwise constitute a defense available to, or a discharge of, Borrower or any Guarantor or Indemnity Guarantor with respect to the Guaranteed Obligations (including, without limitation, all defenses based on suretyship or impairment of collateral, and all defenses that Borrower may assert to the repayment of the Guaranteed Obligations, including, without limitation, failure of consideration, breach of warranty, payment, statute of frauds, bankruptcy, lack of legal capacity, statute of limitations, lender liability, accord and satisfaction, and usury), this Guaranty and the obligations of Guarantor under this Guaranty.
Guarantor hereby agrees that if Borrower or any Guarantor or any Indemnity Guarantor is the subject of a bankruptcy case under the Bankruptcy Code, it will not assert the pendency of such case or any order entered therein as a defense to the timely payment of the

Guaranteed Obligations. Guarantor hereby waives notice of or proof of reliance by Agent or any Lender upon this Guaranty, and the Guaranteed Obligations shall conclusively be deemed to have been created, contracted, incurred, renewed, extended, amended or reduced (as to Borrower only) in reliance upon this Guaranty. Guarantor hereby agrees that this Guaranty is a guaranty of payment and not simply collection.
Guarantor recognizes and agrees that Borrower, after the date hereof, may incur additional Indebtedness or other obligations, fees and expenses to Agent or the Lenders under the Loan Agreement, refinance existing Guaranteed Obligations or pay existing Guaranteed Obligations and subsequently incur additional Indebtedness to Agent or the Lenders under the Loan Agreement, and that in any such transaction, even if such transaction is not now contemplated, Agent or the Lenders will rely in any such case upon this Guaranty and the enforceability thereof against Guarantor and that this Guaranty shall remain in full force and effect with respect to such future Indebtedness of Borrower to Agent or the Lenders.
SECTION 3.Interests. Guarantor hereby acknowledges that the rates of interest applicable to the Guaranteed Obligations shall be computed on the basis of a year of 360 days, and paid for the actual number of days elapsed in accordance with Section 2.2 of the Loan Agreement.
SECTION 4.Fraudulent Conveyance. Notwithstanding any provision of this Guaranty to the contrary, it is intended that this Guaranty, and any Liens granted by Guarantor to secure the obligations and liabilities arising pursuant to this Guaranty, not constitute a “Fraudulent Conveyance” (as defined below). Consequently, Guarantor agrees that if this Guaranty, or any Liens securing the obligations and liabilities arising pursuant to this Guaranty, would, but for the application of this sentence, constitute a Fraudulent Conveyance, this Guaranty and each such Lien shall be valid and enforceable only to the maximum extent that would not cause this Guaranty or such Lien to constitute a Fraudulent Conveyance, and this Guaranty shall automatically be deemed to have been amended accordingly at all relevant times. For purposes hereof, “Fraudulent Conveyance” means a fraudulent conveyance or fraudulent transfer under Section 548 of the Bankruptcy Code or a fraudulent conveyance or fraudulent transfer under the provisions of any applicable fraudulent conveyance or fraudulent transfer law or similar law of any state of the United States, as in effect from time to time.
SECTION 5.Waiver. Guarantor hereby waives, for the benefit of Agent and Lenders (a) any right to require Agent or any Lender, as a condition of payment or performance by Guarantor, to (i) proceed against Borrower, any other guarantor of the Guaranteed Obligations or any other Person, (ii) proceed against or exhaust any security held from Borrower, any such other guarantor of all or any portion of the Obligations or any other Person, (iii) proceed against or have resort to any balance of any deposit account or credit on the books of Agent or any Lender in favor of Borrower or any other Person or (iv) pursue any other remedy in the power of Agent or any Lender whatsoever; (b) any defense arising by reason of the incapacity, lack of authority or any disability or other defense of Borrower or any other guarantor including any defense based on or arising out of the lack of validity or the unenforceability of the Guaranteed Obligations or any agreement or instrument relating thereto or by reason of the cessation of the liability of Borrower or any other guarantor of all or any of the Guaranteed Obligations from any cause other than payment in full of the Guaranteed Obligations; (c) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in other respects more burdensome than that of the principal; (d) any defense based upon Agent or any Lender’s errors or omissions in the administration of the Guaranteed Obligations; (e)(i) any principles or provisions of law, statutory or otherwise, which are or might be in conflict with the terms hereof and any legal or equitable discharge of Guarantor’s obligations hereunder, (ii) the benefit of any statute of limitations affecting Guarantor’s liability hereunder or the enforcement hereof, (iii) any rights to set-offs, recoupments and counterclaims, and (iv) promptness, diligence and any requirement that any beneficiary protect, secure, perfect or insure any security interest or lien or any property subject thereto; (f) notices, demands, presentments, protests, notices of protest, notices of dishonor and notices of any action or inaction, including acceptance hereof, notices of default hereunder, or any other Loan Document, notices of any renewal, extension or modification of the Guaranteed Obligations or any Loan Document, notices of any extension of credit to Borrower and notices of any of the matters referred to in Section 2 and any right to consent to any thereof; and (g) any defenses or benefits that may be derived from or afforded by law which limit the liability of or exonerate guarantors or sureties, or which may conflict with the terms hereof.
SECTION 6.Security Interest. As additional security for the Obligations, Guarantor hereby grants to Agent, for the benefit of itself and the other Lenders a first priority security interest in all of Guarantor's right, title and interest in and to all of the Guarantor’s assets, wherever located and whether now or hereafter owned or acquired, including, but not limited to the following assets (collectively, the “Collateral”): (a) all Accounts, (b) Chattel Paper, (c) Commercial Tort Claims, (d) Deposit Accounts, (e) Documents, (f) Equipment, (g) General Intangibles, (h) Goods (including but not limited to all files, correspondence, computer programs, tapes, disks and related data processing software which contain information identifying or pertaining to any of the Collateral or any Account Lessee or showing the amounts thereof or payments thereon or otherwise necessary or helpful in the realization thereon or the collection thereof, (i) Inventory, (j) Investment Property, (k) letters of credit and Letter of Credit Rights, (l) all Supporting Obligations and (m) all cash and non-cash proceed of the foregoing (including insurance proceeds). Upon the occurrence of an Event of Default under the Loan Agreement or any breach or default by Guarantor under this Guaranty, Agent shall have all the rights of a secured party under applicable law, and more specifically under the Uniform Commercial Code (in effect in the State of New York) and shall have all the rights and remedies set forth in the Loan Agreement. In addition and without limitation, Agent may, without notice to or demand upon Guarantor at any time following the occurrence and during the continuance of an Event of Default take possession of the Collateral, and for that purpose Agent may enter upon any premises on which the Collateral may be situated and remove the same therefrom and may require Guarantor to assemble all or any part of the Collateral at such location or locations within the jurisdiction(s) of Guarantor's principal office or at such other locations as Agent may reasonably designate. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, Agent shall give Guarantor at least ten (10) Business Days prior written notice of the time and place of any public sale of Collateral or of the time after, which any private sale or any other intended disposition is to be made (it being understood, for the avoidance of doubt that the Agent shall not take any action to effect any such sale unless an Event of Default shall have occurred and be continuing). Guarantor hereby acknowledges that ten (10) Business Days prior written notice of such sale or sales shall be reasonable notice. In addition, Guarantor waives any and all rights that it may have to a judicial hearing in advance of the enforcement of any of Agent’s rights hereunder following the occurrence and during the continuance of an Event of Default, including, without limitation, its right following an Event of Default to take immediate possession of the Collateral and to exercise its rights with respect thereto. In addition, Agent shall have and may exercise any or all other rights and remedies it may have available at law, in equity, or otherwise. All of Agent’s rights and remedies, whether evidenced by this Guaranty, the Loan Agreement or any other writing, shall be cumulative and may be exercised singularly or concurrently. Election by Agent to pursue any remedy shall not exclude pursuit of any other remedy, and an election to make expenditures or to take action to perform an obligation of Guarantor under this Guaranty, after Guarantor's failure to perform, shall not affect Agent’s right to declare a default and to exercise its remedies. Guarantor hereby authorizes Agent to prepare and file financing statements provided for by the UCC with all appropriate jurisdictions to perfect or protect the Lenders’

security interest or rights hereunder, and to take such other action as may be required, in Agent’s Permitted Discretion, in order to perfect and to continue the perfection of Agent’s Lien on the Collateral, for the benefit of itself and the other Lenders, including a notice that any disposition of the Collateral, by either the Guarantor or any other Person, shall be deemed to violate the rights of the Lender under the UCC. Such financing statements may indicate the Collateral as “all assets of the Debtor” or words of similar effect, or as being of an equal or lesser scope, or with greater detail, all in the Agent’s sole discretion.
SECTION 7.Subrogation; Subordination. Guarantor hereby agrees that it will not exercise or assert any rights or claims which it may acquire against Borrower or any other guarantor of all or part of the Guaranteed Obligations that arise from the existence, payment, performance or enforcement of its obligations hereunder (including, without limitation, any rights or claims of subrogation, reimbursement or contribution), until the indefeasible payment in full in cash, of all the Guaranteed Obligations, the termination of the Loan and termination of this Guaranty, the Loan Agreement and the other Loan Documents. If any amount shall be paid to Guarantor in violation of the immediately preceding sentence, such amount shall be held in trust for the benefit of Agent and shall forthwith be paid to Agent for the ratable benefit of the Lenders to be credited and applied against the Guaranteed Obligations and all other amounts payable under Section 1(a)(ii), whether matured or unmatured, in such order as Agent may determine. Any Indebtedness of Borrower or any other guarantors of the Obligations now or hereafter held by Guarantor (the “Obligee Guarantor”) is hereby expressly and fully subordinated in right of payment to the Guaranteed Obligations, and any such indebtedness collected or received by Guarantor after an Event of Default has occurred and is continuing shall be held in trust for Agent on behalf of Lenders and shall forthwith be paid over to Agent for the benefit of Lenders to be credited and applied against the Guaranteed Obligations but without affecting, impairing or limiting in any manner the liability of Guarantor under any other provision hereof.
SECTION 8.Representations and Warranties.
(a) Guarantor (i) is a corporation, duly incorporated, validly existing and in good standing under the laws of its state of organization, (ii) has all requisite power and authority to own its properties and assets and to carry on its business as now being conducted and to execute, deliver and perform this Guaranty and the other Loan Documents to which it is a party and (iii) is duly qualified to do business in all of the jurisdictions in which failure to so qualify could reasonably be likely to have or result in a Material Adverse Effect.
(b) Guarantor has, independently and without reliance upon Agent or any Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Guaranty.
(c) Guarantor is not an "investment company" registered or required to be registered under the Investment Company Act of 1940, as amended, nor controlled by such an "investment company." No transaction contemplated in this Guaranty or the other Loan Documents requires compliance with any bulk sales act or similar law.
(d) The execution, delivery and performance by Guarantor of this Guaranty and the consummation by Guarantor of the transactions contemplated thereby, (a) have been duly authorized by all requisite action of Guarantor and have been duly executed and delivered by Guarantor; (b) do not violate any provisions of (i) any Applicable Law, (ii) any order of any Governmental Authority binding on Guarantor or any of its respective properties, or (iii) the certificate of incorporation or by-laws of Guarantor, or any agreement between Guarantor and its equity owners or among any such equity owners, in each case the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect; (c) are not in conflict with, and do not result in a breach or default of or constitute an event of default, or an event, fact, condition or circumstance which, with notice or passage of time, or both, would constitute or result in a conflict, breach, default or event of default under, any indenture, agreement or other instrument to which Guarantor is a party, or by which the properties or assets of Guarantor are bound, the effect of which could reasonably be expected to be, have or result in a Material Adverse Effect; (d) except as set forth herein or therein, will not result in the creation or imposition of any Lien of any nature upon any of the properties or assets of Guarantor , and (e) except for filings in connection with the perfection of Agent’s Liens, do not require the consent, approval or authorization of, or filing, registration or qualification with, any Governmental Authority or any other Person that has not been obtained. When executed and delivered, this Guaranty will constitute the legal, valid and binding obligation of each party signatory hereto enforceable against such parties in accordance with its terms, subject to the effect of any applicable bankruptcy, moratorium, insolvency, reorganization or other similar law affecting the enforceability of creditors' rights generally and to the effect of general principles of equity (whether in a proceeding at law or in equity).
(e) Guarantor is not (a) a party to any judgment, order or decree or any agreement, document or instrument, or subject to any restriction, which would have a Material Adverse Effect on its ability to execute and deliver, or perform under, this Guaranty or fulfill the Guaranteed Obligations, or (b) in default in the performance, observance or fulfillment of any obligation, covenant or condition contained in any agreement, document or instrument to which it is a party or to which any of its properties or assets are subject, which default, if not remedied within any applicable grace or cure period, could reasonably be expected to be, have or result in a Material Adverse Effect.
(f) All deposit accounts, securities accounts and investment accounts of Guarantor are set forth on Schedule 9(f) hereof. Guarantor shall not open any new deposit account, securities account or investment account other than any such account that is an Excluded Deposit Account unless (i) Guarantor shall have given at least thirty (30) days prior written notice to Agent and (ii) Guarantor and Agent shall first have entered into an account control agreement in form and substance satisfactory to Agent sufficient to give Agent “control” (for purposes of Articles 8 and 9 of the Uniform Commercial Code) over such account (other than an account that is an Excluded Deposit Account).
SECTION 9.Release of Collateral. So long as no Default or Event of Default has occurred and is continuing, upon request of Guarantor, Agent shall release any Lien granted to or held by Agent upon any Collateral being sold or disposed of in compliance with the provisions of the Loan Documents, as determined by Agent in its sole discretion. Subject to Section 12.3 of the Loan Agreement, promptly following indefeasible payment in full in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or with respect to which no claim has been made) and the termination of the Loan Agreement, the Liens created hereby shall terminate and Agent shall execute and deliver such documents, at Guarantor’s expense, as are necessary to release Agent’s Liens in the Collateral and shall return or cause the return of or consent to the return of the Collateral to Guarantor; provided, however, that the parties agree that, notwithstanding any such termination or release or the execution, delivery or filing of any such documents or the return of any Collateral, if and to the extent that any such payment made or received with respect to the Obligations is subsequently invalidated, determined to be fraudulent or preferential, set aside, defeased or required to be repaid to a trustee, debtor in possession, receiver, custodian or any other Person under any Debtor Relief Law, common law or equitable cause or any other law, then the Obligations intended to be satisfied by such payment shall be revived and shall continue as if such payment had not been received by Agent and the Liens created hereby shall be revived automatically without any action on the part of any party hereto and shall continue as if such payment had not been received by Agent. Agent shall not be deemed to have made any representation or warranty with respect to any Collateral so delivered except that such Collateral is free and clear, on the date of such delivery, of any and all Liens arising from such Person’s own acts. Section 12.9 of the Loan Agreement shall not be applicable to any actions required to be taken by the Agent under this Section.
SECTION 10.Right of Setoff. In addition to and not in limitation of all rights of offset that Agent and its Affiliates may have under Applicable Law, provided that Agent has made prior demand (on behalf of itself and the Lenders) and the obligations of Guarantor have matured, upon the occurrence and during the continuation of any Event of Default, Agent and its Affiliates shall have the right to set off and apply any and all deposits (general or special, time or demand, provisional or final, or any other type) at any time held and any other Indebtedness at any time owing by Agent and its Affiliates to or for the credit or the account of Guarantor against any and all of the Guaranteed Obligations then due and payable. If Agent exercises any of its rights under this Section 10, Agent shall provide notice to Borrower of such exercise, provided that the failure to give such notice shall not affect the validity of the exercise of such rights.
SECTION 11.Survival of Provisions. All covenants, representations, warranties and waivers and indemnities made by Guarantor under this Guaranty shall survive the execution, delivery, and termination of this Guaranty until the indefeasible payment in full in cash, of all the Guaranteed Obligations, the termination of the Revolving Loan Commitments and the Term Loan Commitments and termination of this Guaranty, the Loan Agreement and the other Loan Documents.
SECTION 12.Amendments, Waivers and Consents. No amendment or waiver of any provision of this Guaranty, or consent to any departure by Guarantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Agent and Guarantor, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.
SECTION 13.Delays; Partial Exercise of Remedies. No delay or omission of Agent to exercise any right or remedy hereunder shall impair any such right or operate as a waiver thereof. No single or partial exercise by Agent of any right or remedy shall preclude any other or further exercise thereof, or preclude any other right or remedy.
SECTION 14.Facsimile Signature. This Guaranty may be executed and delivered by facsimile or other electronic transmission all with the same force and effect as if the same was a fully executed and delivered original manual counterpart. The words “execution,” “executed”, “signed,” “signature,” and words of like import in this Guaranty shall be deemed to include electronic signatures, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature.
SECTION 15.Interpretation. All terms not defined herein or in the Loan Agreement shall have the meaning set forth in the UCC, except where the context otherwise requires. To the extent a term or provision of this Guaranty conflicts with the Loan Agreement and is not addressed herein with more specificity, the Loan Agreement shall control with respect to the subject matter of such term or provision.
SECTION 16.Continuing Guaranty; Assignments of Guaranteed Debt. This Guaranty is a continuing guaranty and shall (a) remain in full force and effect until the earlier of (i) the payment in full in cash of all Obligations (other than indemnity obligations under the Loan Documents that are not then due and payable or with respect to which no claim has been made)

and the termination of the Loan Agreement or (ii) this Guaranty is released in accordance herewith, (b) be binding upon Guarantor and its successors and assigns, and (c) inure, together with the rights and remedies of Agent and the Lenders hereunder, to its own benefit and to its successors and assigns. Without limiting the generality of the foregoing clause (c), Agent may, in accordance with the terms of the Loan Agreement, assign or otherwise transfer all or any portion of its rights and obligations under the Loan Agreement to any successor agent, and such successor agent shall thereupon become vested with all the benefits in respect hereof granted to Agent herein or otherwise, in each case as provided in the Loan Agreement. Guarantor may not, without the consent of Agent, assign or transfer any of its rights and obligations hereunder or any interest herein.
SECTION 17.Reinstatement. To the extent permitted by law, this Guaranty and the Guaranteed Obligations shall be reinstated if at any time any amount received by Agent or any Lender in respect of the Guaranteed Obligations is rescinded or must otherwise be restored or returned by Agent or such Lender upon the occurrence or during the pendency of any bankruptcy, reorganization or other similar proceeding applicable to Guarantor, or upon or during the occurrence of any dissolution, liquidation or winding up of Guarantor, all as though such amount had not been received.
SECTION 18.Bankruptcy, etc.
(a) The obligations of Guarantor hereunder shall not be reduced, limited, impaired, discharged, deferred, suspended or terminated by any case or proceeding, voluntary or involuntary, involving the bankruptcy, insolvency, receivership, reorganization, liquidation or arrangement of Borrower or any Guarantor or by any defense which Borrower or any Guarantor may have by reason of the order, decree or decision of any court or administrative body resulting from any such proceeding.
(b) Guarantor acknowledges and agrees that any interest on any portion of the Guaranteed Obligations which accrues after the commencement of any case or proceeding referred to in clause (a) above (or, if interest on any portion of the Guaranteed Obligations ceases to accrue by operation of law by reason of the commencement of such case or proceeding, such interest as would have accrued on such portion of the Guaranteed Obligations if such case or proceeding had not been commenced) shall be included in the Guaranteed Obligations because it is the intention of Guarantor and the Lenders that the Guaranteed Obligations which are guaranteed by Guarantor pursuant hereto should be determined without regard to any rule of law or order which may relieve Borrower of any portion of such Guaranteed Obligations. Guarantor will permit any trustee in bankruptcy, receiver, debtor in possession, assignee for the benefit of creditors or similar person to pay Agent, or allow the claim of Agent in respect of, any such interest accruing after the date on which such case or proceeding is commenced.
SECTION 19.Financial Condition of Borrower. Any Advance may be made to Borrower or continued from time to time, without notice to or authorization from Guarantor regardless of the financial or other condition of Borrower at the time of any such grant or continuation. Neither Agent nor any Lender shall have any obligation to disclose or discuss with Guarantor its assessment of the financial condition of Borrower. Guarantor has adequate means to obtain information from Borrower on a continuing basis concerning the financial condition of Borrower and its ability to perform their respective obligations under the Loan Documents, and Guarantor assumes the responsibility for being and keeping informed of the financial condition of Borrower and of all circumstances bearing upon the risk of nonpayment of the Guaranteed Obligations. Guarantor hereby waives and relinquishes any duty on the part of Agent or any

Lender to disclose any matter, fact or thing relating to the business, operations or conditions of Borrower now known or hereafter known by Agent or any Lender.
SECTION 20.Sections 10.3, 12.1, 12.4, 12.5 and 12.6 of the Loan Agreement are hereby incorporated by reference mutatis mutandis, with (i) each reference to “Borrower” being a reference to “Guarantor” and (ii) each reference to “Agreement” being a reference to this Guaranty.
SECTION 21.Entire Agreement; Successors and Assigns. This Guaranty constitutes the entire agreement between the parties, supersedes any prior written and verbal agreements between them, and shall bind and benefit the parties and their respective successors and permitted assigns.
SECTION 22. [RESERVED].
[REMAINDER OF PAGE INTENTIONALLY BLANK; SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, Guarantor has caused this Guaranty to be executed by its proper and duly authorized officer as of the date first set forth above.

KATAPULT GROUP, INC.

By: _/s/ Orlando Zayas_______________
Name: Orlando Zayas
Title: Chief Executive Officer

                        KATAPULT HOLDINGS, INC.

By: _/s/ Orlando Zayas_______________
Name:     Orlando Zayas
Title: Chief Executive Officer
[Signature Page to Corporate Guaranty]

Schedule 9(f)

Katapult Group, Inc.

Bank Name	Account
Silicon Valley Bank	*3302996311: Katapult Group, Inc. – OPERATING ACCOUNT
Silicon Valley Bank	*3302996326: Katapult Group, Inc. – PURCHASING ACCOUNT
Silicon Valley Bank	*3302996345: Katapult Group, Inc. – RESERVE ACCOUNT
Silicon Valley Bank	*3302996330: Katapult Group, Inc. – INTEREST RESERVE ACCOUNT
Silicon Valley Bank	*3302893366- COLLATERAL MMA[1]

Katapult Holdings, Inc.

Bank Name	Account
Silicon Valley Bank	*3302057030: Katapult Holdings, Inc. – OPERATING ACCOUNT
Silicon Valley Bank	*3302721685: Katapult Holdings, Inc. – RESERVE ACCOUNT
Silicon Valley Bank	*3302706538: Katapult Holdings, Inc. – INTEREST RESERVE ACCOUNT

1 This account is an Excluded Account.